EXECUTION COPY














                        AGREEMENT OF LIMITED PARTNERSHIP



                                       OF



                                  DEL A-2 L.P.


                        (A DELAWARE LIMITED PARTNERSHIP)



                          DATED AS OF DECEMBER 18, 2006

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                                  DEL A-2 L.P.


          AGREEMENT OF LIMITED PARTNERSHIP OF DEL A-2 L.P. (the "Partnership"), dated as of the 18th day of December, 2006 by and among A-D GP MANAGEMENT, LLC, as the General Partner, and each of the Persons identified on Exhibit A, as Limited Partners (the Limited Partners and the General Partner are collectively referred to as the "Partners"). All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in Exhibit B hereto; provided, that capitalized terms used herein that are not defined herein or in Exhibit B hereto but are defined in the Purchase Agreement (defined below) shall have the meanings ascribed to such terms in the Purchase Agreement.

                              W I T N E S S E T H:
                              - - - - - - - - - -


          WHEREAS, the Partnership was formed by filing the Certificate of Limited Partnership with the Secretary of State of the State of Delaware on December 13, 2006;

          WHEREAS, it is the intention that if A-D Acquisition Holdings, LLC purchases 8,571,429 newly issued shares of Series A-2 Senior Convertible Preferred Stock (the "Series A-2 Preferred Stock") of Delphi Corporation ("Delphi") pursuant to that certain Equity Purchase and Commitment Agreement (the "Purchase Agreement"), by and among Delphi, A-D Acquisition Holdings, LLC, Dolce Investments LLC, Harbinger Del-Auto Investment Company, Ltd. ("Harbinger"), UBS Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill"), then the Series A-2 Preferred Stock will be sold to the Partnership at a purchase price equal to that paid by A-D Acquisition Holdings, LLC when it acquires the Series A-2 Preferred Stock from Delphi; and

          WHEREAS, the Partners wish to make an investment in the Partnership in accordance with the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto do hereby mutually covenant and agree as follows:

                                   ARTICLE I.
                                  ORGANIZATION
                                  ------------

          SECTION 1.1. Name. The name of the Partnership shall be "Del A-2 L.P.". All business of the Partnership shall be conducted under such name.

          SECTION 1.2. General Partner. A-D GP Management, LLC shall be the sole "general partner" of the Partnership within the meaning of the Act (the "General Partner").

          SECTION 1.3. Purposes. The Partnership is organized for the purpose of acquiring and owning 8,571,429 newly issued shares of the Series A-2 Preferred Stock of Delphi and to engage in such other activities as the General Partner deems necessary, convenient or incidental to the conduct, promotion or attainment of such purpose.

          SECTION 1.4. Place of Registered Office; Registered Agent. The address of the registered office of the Partnership in the State of Delaware is 2711 Centerville Road, Wilmington, Delaware 19808. The name and address of the registered agent for service of process on the Partnership in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Wilmington, Delaware 19808. The General Partner may at any time on ten (10) days' prior notice to all Partners change the location of the Partnership's registered office or change the registered agent.

          SECTION 1.5. Term. Subject to the events of dissolution set forth in
Article IX, the Partnership shall have a perpetual existence.

          SECTION 1.6. Fiscal Year. The fiscal year of the Partnership (the "Fiscal Year") shall be the calendar year.

          SECTION 1.7. Filings. (a) The General Partner shall use its commercially reasonable efforts to cause amendments to the Certificate of Limited Partnership to be executed and filed whenever required by the Act.

          (b) The General Partner shall use its commercially reasonable efforts to take such other actions as may be reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership under the laws of the State of Delaware.

          (c) Subject to Section 1.8, the General Partner shall (i) cause the Partnership to be qualified, formed or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Partnership transacts business in which such qualification, formation or registration is required or desirable, and (ii) execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Partnership to qualify to do business in a jurisdiction in which the Partnership may wish to conduct business.

          SECTION 1.8. Limitations on Partnership Powers. Notwithstanding anything contained herein to the contrary, the Partnership shall not do business in any jurisdiction that would jeopardize the limitation on liability afforded to the Limited Partners under the Act or this Agreement.


                                   ARTICLE II.
   PARTNERSHIP INTERESTS AND CAPITAL ACCOUNTS; REPRESENTATIONS AND WARRANTIES
   --------------------------------------------------------------------------

          SECTION 2.1. Partnership Interests. A Partner's "Partnership Interest" shall mean the entire ownership interest of such Partner in the Partnership, including any and all rights, powers and benefits accorded a Partner under this Agreement and the duties and obligations of such Partner hereunder. The "Percentage Interest" of each Partner used in computing certain allocations and distributions to the Partners pursuant to the terms of this Agreement shall be as set forth on Exhibit A.

          SECTION 2.2. Representations and Warranties of the General Partner. The General Partner represents and warrants to each Partner on and as of the date hereof and as of the Closing Date that:

          (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

          (b) it has full power and authority to execute, deliver and perform its obligations under this Agreement, including all documents executed in connection herewith;

          (c) this Agreement has been duly and validly authorized, executed and delivered by the General Partner and is legal, valid, binding and enforceable against the General Partner in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by general equitable principles relating to enforceability;

          (d) as of the Closing Date, when the transactions contemplated by the Purchase Agreement are consummated in accordance with their terms, the General Partner will be the sole legal and beneficial owner of the Series A-2 Preferred Stock, and the Partnership Interests will not be subject to any lien, encumbrance, pledge, transfer, conveyance, assignment, option or participation by the General Partner (other than pursuant to this Agreement) and the General Partner is not a party to any agreement (other than this Agreement) which may result in the foregoing; and

          (e) no notice to, registration with, consent or approval of, or any other action by any person or entity is or will be required for the General Partner to execute, deliver, and perform its obligations under this Agreement, other than any such consents, approvals or other actions that shall have been received, made or taken as of the Closing Date.

          SECTION 2.3. Representations and Warranties of the Each Partner. Each Partner severally and not jointly represents and warrants to the General Partner and to each other Partner on and as of the date hereof and as of the Closing Date that:

          (a) the Partner is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

          (b) the Partner has full power and authority to execute, deliver and perform its obligations under this Agreement and all other documents executed in connection herewith and therewith, and to purchase Partnership Interests hereunder;

          (c) this Agreement has been duly and validly authorized, executed and delivered by the Partner and is legal, valid, binding and enforceable against the Partner in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by general equitable principles relating to enforceability;

          (d) no notice to, registration with, consent or approval of, or any other action by any person or entity is or will be required for the Partner to execute, deliver, and perform its obligations under this Agreement, other than any such consents, approvals or other actions that shall have been received, made or taken as of the Closing Date;

          (e) the Partner is a sophisticated buyer with respect to the Partnership Interests and has adequate information concerning the business and financial condition of the Partnership and Delphi to make an informed decision regarding the purchase of the Partnership Interests and the Partner independently and without reliance on the General Partner or any of their Affiliates and based on such information as the Partner has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Partner shall continue to make its own analysis and decisions with respect to its Partnership Interest without reliance on the General Partner or any of its Affiliates;

          (f) the General Partner is not, with respect to the acquisition, holding and disposition of the Partnership Interests by any Partner, a fiduciary of any Partner;

          (g) either (i) the Partner is not buying any Partnership Interest by or on behalf of one or more "employee benefit plans" subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), "plans" subject to Section 4975 of Internal Revenue Code of 1986, as amended (the "Code"), or any entity whose assets include the assets of any such employee benefit plans or plans or (ii) the Partner's purchase of Partnership Interests satisfies the conditions for exemptive relief from the prohibited transaction restrictions of ERISA and Section 4975 of the Code under one or more prohibited transaction exemptions, such as Prohibited Transaction Class Exemption ("PTE") 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds), and PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers);

          (h) without implying any characterization of the Partnership Interests or any participation therein as a "security" within the meaning of any applicable securities laws, the Partner is acquiring the Partnership Interest for investment for its own account and not with a view to, or for resale in connection with, any distribution or public offering of all or any part thereof or of any interest therein in a manner which would violate applicable securities laws; and

          (i) the Partner has received such information as the Partner deemed necessary in connection with its purchase of the Partnership Interests, and the Partner is assuming all risk with respect to the completeness, accuracy or sufficiency of such information.


                                  ARTICLE III.
                     CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS
                     ---------------------------------------

          SECTION 3.1. Original Capital Contributions. Simultaneous with the execution of this Agreement, the Partners shall contribute to the capital of the Partnership an amount of cash set forth opposite such Partner's name on Exhibit A hereto.

          SECTION 3.2. Additional Capital Contributions . (a) Except as set forth in Section 3.1 above, no Partner shall be required to make any Capital Contributions; provided, that:

          (i) Each Partner agrees to make immediate Capital Contributions pursuant to a capital call to be made by the General Partner as set forth in
Section 3.2(ii) upon the purchase, if any, by A-D Acquisition Holdings, LLC of the Series A-2 Preferred Stock pursuant to the Purchase Agreement (the "Capital Call Date"). On the Capital Call Date, the General Partner shall cause the Series A-2 Preferred Stock to be sold to the Partnership and the Capital Contributions made by the Partners on the Capital Call Date shall be used solely to fund the Partnership's purchase of the Series A-2 Preferred Stock. Any Partner's obligations pursuant to this Section 3.2 shall terminate automatically upon the valid termination of such Partner's obligations under the Purchase Agreement. If both Merrill's and Harbinger's obligations under the Purchase Agreement are validly terminated pursuant to the Purchase Agreement, this Agreement will terminate and have no further force or effect.

          (ii) The General Partner shall send a written notice to each Partner at least one (1) Business Day before the Closing Date for the purchase of the Series A-2 Preferred Stock by A-D Acquisition Holdings, LLC. Each of the Partners, severally and not jointly, agrees that such Partner shall make a Capital Contribution as set forth in Exhibit A without setoff or counterclaim not later than 10:00 a.m., New York City time, on the Closing Date.

          (iii) Each Partner's payment pursuant to this Section 3.2 shall be made by wire transfer to the Partnership at the account specified on Exhibit A hereto, in U.S. Dollars ("Dollars") and in immediately available funds. The General Partner shall have the authority, in its sole discretion, to offset the amount of cash required to be contributed by a Partner pursuant to this Agreement by any proceeds to be paid by the Partnership to such Partner in exchange for Series A-2 Preferred Stock sold to the Partnership and to reduce the amount of cash required to be contributed by such Partner pursuant to this Agreement accordingly; provided, that, the amount of any such reduction shall be treated as amounts contributed to the capital of the Partnership by such Partner pursuant to this Agreement. Interest shall be payable daily on any unpaid amounts pursuant to such capital call until payment in full is received by the Partnership at the rate that is equal to the 1-month London Interbank Offered Rate for Dollar deposits appearing on the Reuters Screen LIBO Page as of approximately 11:00 a.m., London time on the date that is two (2) Business Days prior to the Capital Call Date (or, if such rate does not appear on such Reuters Screen LIBO Page, from such other source as the General Partner shall reasonably determine), plus six percent (6%). In addition, each Partner that defaults in its obligation under this Section 3.2 shall pay or reimburse the Partnership for the reasonable costs and expenses, including the reasonable fees and expenses of its counsel, of collecting and enforcing the obligations of such defaulting Partner; provided, that the General Partner shall have the right to terminate this Agreement as it relates to any Partner if such Partner has not made the Capital Contributions required pursuant to this Section 3.2 by 5:00 p.m., New York City time, on the tenth (10th) Business Day after the Capital Call Date. If the General Partner terminates this Agreement with respect to a particular Partner pursuant to the proviso of the immediately preceding sentence, (i) all rights and obligations of the General Partner and the defaulting Partner as between each of them shall terminate and (ii) the defaulting Partner's failure to make the Capital Contribution pursuant to this Section 3.2 and such termination shall not otherwise affect the rights and obligations of the General Partner and the other Partners as among them. Nothing in this Section 3.2 shall relieve any party of liability for any breach of this Agreement.

          Subject to the occurrence of the Capital Call Date, each Partner's obligations under this Section 3.2 shall be absolute, unconditional and irrevocable under any and all circumstances (including, without limitation, any adverse change in the business, prospects, condition (financial or otherwise) of Delphi and its subsidiaries, or any disruption of or material adverse change in conditions in the financial, banking or capital markets) and irrespective of any setoff, counterclaim or defense to payment that such Partner may have against the General Partner, any other Partner, Delphi or any other person or entity or any default in performance by any other Partner. Any determination made by the General Partner under the Purchase Agreement or this Agreement shall be binding on each Partner, absent gross negligence or willful misconduct. The General Partner and its Affiliates shall not be liable for any error, omission, interruption or delay, to the extent related to the Series A-2 Preferred Stock, in connection with this Agreement, the Purchase Agreement, the PSA, the Rights, the Plan, the Partnership Interests, the Series A-2 Preferred Stock or any other transaction contemplated hereby or thereby, except for errors or omissions found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the General Partner; provided, that nothing in this Agreement shall relieve the General Partner or its Affiliates from any obligations contained in any other agreement to which they are a party. Any action taken or omitted to be taken by the General Partner, to the extent related to the Series A-2 Preferred Stock, under or in connection with this Agreement, the Purchase Agreement, the PSA, the Rights, the Plan, the Partnership Interests, the Series A-2 Preferred Stock or any other transaction contemplated hereby or thereby in the absence of gross negligence or willful misconduct, shall be binding on each Partner and shall not result in any liability of the General Partner to such Partner; provided, that nothing in this Agreement shall relieve the General Partner or its Affiliates from any obligations contained in any other agreement to which they are a party; and

          (iv) The General Partner shall make the following Capital Contributions, if and when applicable, and such Capital Contributions will in no way affect the Percentage Interests of any Partner:

          (A) any Preferred Commitment Fee attributable to the Series A-2 Preferred Stock actually received by the General Partner and its Affiliates (it being understood and agreed by the Partners that the portion of the Preferred Commitment Fee attributable to the Series A-2 Preferred Stock shall be 25% of such Preferred Commitment Fee), if any; provided, that any such Preferred Commitment Fee actually received by the General Partner and its Affiliates shall first be allocated to reimburse the General Partner and Harbinger Capital Partners Master Fund I, Ltd. and their Affiliates for 25% of all out-of-pocket costs and expenses (including attorneys' fees and costs and any advisory or other fees or costs with respect to individuals who are nominated pursuant to the terms of the Series A-2 Preferred Stock by the General Partner or its Affiliates to serve on Delphi's board of directors) incurred by the General Partner and Harbinger Capital Partners Master Fund I, Ltd. and their Affiliates since the commencement date of Delphi's chapter 11 cases and related to such chapter 11 cases, which have not otherwise been reimbursed to the General Partner and Harbinger Capital Partners Master Fund I, Ltd. or their Affiliates by Delphi as Transaction Expenses in accordance with the Purchase Agreement ("Reimbursable Expenses"); provided, further, that the fees and expenses of any attorneys for Harbinger Capital Partners Master Fund I, Ltd., other than those of White & Case LLP, shall not be Reimbursable Expenses; and

          (B) any Alternate Transaction Fee attributable to the Series A-2 Preferred Stock actually received by the General Partner and its Affiliates (it being understood and agreed by the Partners that the portion of the Alternate Transaction Fee attributable to the Series A-2 Preferred Stock shall be 8.8% of such Alternate Transaction Fee), if any; provided, that any such Alternate Transaction Fee actually received by the General Partner and its Affiliates shall first be allocated to reimburse the General Partner and Harbinger Capital Partners Master Fund I, Ltd. and their Affiliates for 8.8% of all Reimbursable Expenses incurred by the General Partner and Harbinger Capital Partners Master Fund I, Ltd. and their Affiliates; provided, further, that the fees and expenses of any attorneys for Harbinger Capital Partners Master Fund I, Ltd., other than those of White & Case LLP, shall not be Reimbursable Expenses.

          (b) The Preferred Commitment Fee and Alternate Transaction Fee allocated to the reimbursement of Reimbursable Expenses shall be allocated among the General Partner and Harbinger Capital Partners Master Fund I, Ltd. pro rata based on their respective proportions of the aggregate of such Reimbursable Expenses incurred by the General Partner and Harbinger Capital Partners Master Fund I, Ltd. and their Affiliates, respectively. Any portion of any Preferred Commitment Fee and Alternate Transaction Fee remaining after the reimbursement of Reimbursable Expenses shall be made as a Capital Contribution by the General Partner in accordance with Section 3.3(a). To the extent that any portion of any Preferred Commitment Fee and Alternate Transaction Fee is applied to the payment of Reimbursable Expenses of the General Partner or Harbinger Capital Partners Master Fund I, Ltd. or their Affiliates and the General Partner or Harbinger Capital Partners Master Fund I, Ltd. or an Affiliate subsequently is reimbursed for such Reimbursable Expenses by Delphi as Transaction Expenses in accordance with the Purchase Agreement, then the amount of such later reimbursed costs and expenses shall be treated as a Preferred Commitment Fee or Alternate Transaction Fee, as applicable, in accordance with this Section 3.2.

          SECTION 3.3. Return of Capital; Interest. No Partner shall be entitled to withdraw any part of its Capital Contributions, to receive interest on its Capital Contributions or to receive any distributions from the Partnership, except as expressly provided in this Agreement.

          SECTION 3.4. Capital Accounts. A separate capital account ("Capital Account") shall be maintained for each Partner in accordance with Regulations
Section 1.704-1(b)(2). Without limiting the foregoing, each Partner's Capital Account shall be credited with the sum of (i) the amount of money and fair market value of property contributed by such Partner to the Partnership (net of liabilities assumed by the Partnership or which such property is taken subject
to) and (ii) allocations to such Partner of its allocable share of income (or items thereof) pursuant to Section 4.1. Each Partner's Capital Account shall be decreased by the sum of (x) the amount of money distributed to such Partner and the fair market value of property distributed to such Partner (net of liabilities assumed by such Partner or which such property is taken subject to),
(y) allocations to such Partner of its allocable share of losses and (z) the amount of deductions or losses or items thereof, if any, allocated to such Partner pursuant to Section 4.1. If any property other than cash is distributed to a Partner, the Capital Accounts of the Partners shall be adjusted as if the property had instead been sold by the Partnership for a price equal to its fair market value and the proceeds distributed. Upon liquidation and winding-up of the Partnership, any unsold Partnership property shall be valued at its fair market value to determine the gain or loss which would result if such property were sold at the time of such liquidation. The Capital Accounts of the Partners shall be adjusted to reflect how any such gain or loss would have been allocated under Article IV if such property had been sold at the assigned values. The Capital Account of any Partner shall carry over to the transferee of any Partner in proportion to the Partnership Interest Transferred.


                                   ARTICLE IV.
                                   ALLOCATIONS
                                   -----------

          SECTION 4.1. Allocation of Income and Losses. All income, profits, gain, losses, deductions and credits of the Partnership for each Fiscal Year shall be allocated to the Partners according to their Percentage Interests.

          SECTION 4.2. Tax Incidents. It is intended that the Partnership will be treated as a pass-through entity for tax purposes. Subject to Section 704(c) of the Code, for U.S. federal and state income tax purposes, all items of Partnership income, gain, loss, deduction, credit and any other allocations not otherwise provided for shall be allocated among the Partners in the same manner as the corresponding item of income, gain, loss or deduction was allocated pursuant to the preceding sections of this Article IV.

          SECTION 4.3. Allocation with Respect to Transferred Interests. Each item of income or loss allocable to a Partner's Partnership Interest that is Transferred in whole or in part during any Fiscal Year shall, if permitted by law, be allocated on a daily basis according to the varying Percentage Interests of the Partners during such year.

                                   ARTICLE V.
                                  DISTRIBUTIONS
                                  -------------

          SECTION 5.1. Distributions. (a) Subject to Section 9.3(d), distributions may be made to the Partners in an aggregate amount to be determined by the General Partner in its sole discretion, in all cases in proportion to the respective Percentage Interests of the Partners.

          (b) The General Partner, except with respect to breaches of an express provision of this Agreement, (i) shall not be liable for any error in judgment or for any action taken or omitted to be taken by it hereunder, except for its gross negligence or willful misconduct and (ii) may rely on legal counsel, independent public accountants and other experts selected or accepted by the General Partner and shall not be liable for any action taken or omitted to be taken in good faith by the General Partner in accordance with the advice of such counsel, accountants or experts. The General Partner has no duty to propose to take any action with respect to the Series A-2 Preferred Stock and may act with respect to the voting, conversion or disposition of the Series A-2 Preferred Stock in its sole discretion without any obligation of prior consultation to the Partners. Notwithstanding the above, nothing in this Section 5.1(b) shall relieve the General Partner from any liability for its breach of any of its covenants or agreements contained in this Agreement.

          (c) Any Partner may own such interests in, and may have and engage in any other relationships with or concerning, Delphi or its Affiliates, without any obligation or liability of any kind to the Partnership or any other Partner, except as expressly provided in this Agreement. Notwithstanding any other term or provision of this Agreement, neither the Partnership nor any other Partner shall have any rights to or interests in any rights or interests of any Partner in respect of Delphi, except as expressly provided in this Agreement.

                                   ARTICLE VI.
                            ACCOUNTING; TAX RETURNS;
                TAX MATTERS PARTNER; REPORTING TO LIMITED PARTNERS
                --------------------------------------------------

          SECTION 6.1. Maintenance of Books and Records; Accounts and Accounting Method. The General Partner shall cause to be maintained:

          (a) books of account of the Partnership, which shall be maintained in accordance with GAAP; and

          (b) all other records necessary to the business of the Partnership as provided for herein.

          The books of account and records of the Partnership shall be maintained on the accrual basis method of accounting.

          SECTION 6.2. Reports; Tax Returns. The General Partner shall prepare or cause to be prepared all income and other tax returns of the Partnership and shall cause the same to be filed in a timely manner (including extensions). In addition, the General Partner shall be entitled to take any other action on behalf of the Partnership required to cause the Partnership to be in compliance with any applicable governmental regulations. Not later than ninety (90) days after the end of each Fiscal Year of the Partnership, the General Partner shall deliver or cause to be delivered to each Partner a copy of the Partnership tax returns and Schedule K-1 for the Partnership with respect to such Fiscal Year, together with such information with respect to the Partnership as shall be necessary for the preparation by such Partner of its U.S. federal and state income or other tax and information returns. The Schedule K-1 will be prepared at the expense of the Partnership.

          SECTION 6.3. Tax Elections; Tax Matters Partner. The General Partner may, in its sole discretion, cause the Partnership to make an election under
Section 754 of the Code. The General Partner is hereby designated as the tax matters partner (the "Tax Matters Partner") of the Partnership, as provided in the Treasury Regulations pursuant to Section 6231 of the Code (and any similar provisions under any other state or local or non-U.S. tax laws). Each Limited Partner hereby consents to such designation and agrees that upon the request of the Tax Matters Partner it will execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent. All expenses incurred by the General Partner while acting in the capacity of Tax Matters Partner shall be paid or reimbursed by the Partnership.

          SECTION 6.4. Valuations; Financial Reports.

          (a) Annual Valuation. Within one hundred twenty (120) days after the end of each Fiscal Year of the Partnership (beginning with the 2007 Fiscal Year) or as soon thereafter as possible, the General Partner shall cause to be prepared and distributed to each Partner and to the Partnership, at the expense of the Partnership, annual audited financial statements (the "Financial Statements").

          (b) Valuation Methods. The assets of the Partnership will be valued as determined in good faith by the General Partner.

          SECTION 6.5. Inspection of Partnership Records. Each Partner shall have the right, at all reasonable times during usual business hours, upon reasonable prior written notice to the General Partner, to audit, examine and make copies of, or extracts from, the books of account and other financial records of the Partnership at the office of the General Partner. Such right may be exercised through any agent or employee of a Partner designated by such Partner or by an independent certified public accountant designated by such Partner. Each Partner shall bear all out of pocket expenses incurred in any examination made for such Partner's account and shall keep all information obtained during such inspection confidential. In the exercise of their rights under this Section 6.5, the Partners agree that they shall not cause any unreasonable interference with or disruption of the Partnership business.

          SECTION 6.6. Tax Compliance. Each Limited Partner hereby undertakes promptly to provide to the General Partner, at its request, any and all information, statements or certificates which the General Partner may at any time judge necessary to comply with the tax laws of any jurisdiction, or in order to minimize any obligation which the Partnership may have to withhold tax on distributions to such Partners. If any Limited Partner shall fail to provide any such information, statement or certificate reasonably requested by the General Partner, the General Partner shall be entitled to take such action as the General Partner may reasonably determine.


                                  ARTICLE VII.
                                   OPERATIONS
                                   ----------

          SECTION 7.1. Exclusive Authority to Manage; Partnership Management. Except as expressly provided herein, the conduct and control of the Partnership's business, operations and affairs, including, but not limited to, any actions to be taken (including, but not limited to, voting, converting, holding and disposition or Transfer) regarding the Series A-2 Preferred Stock, and the right and power to manage and operate the Partnership, shall be vested exclusively in the General Partner. The General Partner is hereby authorized and empowered, on behalf and in the name of the Partnership (i) to carry out the purposes of the Partnership, (ii) to perform all acts, and to enter into and to perform all contracts and other undertakings, which the General Partner may in its sole discretion deem necessary or advisable, or which are incidental, to carry out the purposes of the Partnership and (iii) to delegate any and all authority or responsibility granted to the General Partner pursuant to this Agreement to one or more agents of the General Partner. Any action taken by the General Partner shall constitute the act of and serve to bind the Partnership. The General Partner may not Transfer its General Partner Partnership Interest without the prior unanimous consent of all of the Limited Partners, except pursuant to a Transfer to any Affiliate of the General Partner. In any case, any such Transferee (whether an Affiliate of the General Partner or a Transferee approved by the prior unanimous consent of all of the Limited Partners) shall agree in writing to be bound by the provisions of this Agreement and shall execute and deliver to the Partnership and each other Partner a counterpart to this Agreement.

          SECTION 7.2. Partnership Expenses and Liabilities. The Partnership shall pay, and shall reimburse the General Partner to the extent it pays, all expenses, debts and liabilities of the organization and the operations of the Partnership and the Partnership shall reimburse the General Partner for all expenses incurred by the General Partner in connection with its management and operation of the Partnership.

          SECTION 7.3. Indemnification and Liability.

          (a) Neither the General Partner nor any of its employees, officers, directors, representatives, attorneys, advisors or Affiliates (all of the foregoing collectively "Representatives"), to the extent related to the Series A-2 Preferred Stock, shall be liable or have any duties or obligations to the Partnership or the Limited Partners in respect of Delphi or under or in respect of the Purchase Agreement, the PSA, the Plan, the Rights, the Partnership Interests, the Series A-2 Preferred Stock or any other transaction contemplated thereby, except those expressly set forth herein and the duty to deal with the Partnership and the Limited Partners in good faith; provided, that this Section 7.3(a) shall not eliminate any other obligation owing by the General Partner or any Representatives pursuant to any other agreement between the General Partner or such Representative and any Limited Partner. Without limiting the generality of the foregoing, to the extent related to the Series A-2 Preferred Stock, (A) neither the General Partner nor any of the Representatives shall have any duty to any Limited Partner to obtain, through the exercise of diligence or otherwise, to investigate, confirm, or disclose to the Limited Partners any information relating to Delphi or any of its subsidiaries that may have been communicated to or obtained by the General Partner or any of its Affiliates in any capacity and (B) the Limited Partners may not rely, and have not relied, on any due diligence investigation that the General Partner or any person or entity acting on its behalf may have conducted with respect to Delphi, any of its subsidiaries or Affiliates or any of their respective securities. Moreover, neither the General Partner nor any of the Representatives shall be liable to any Limited Partner or its Affiliates for any action taken or not taken by the General Partner or any Representative with the written consent or at the written request of such Limited Partner. Neither the General Partner nor any of the Representatives shall have any duty to ascertain or inquire into (i) any statement, warranty or representation in or in connection with the Purchase Agreement, the PSA, the Plan, the Rights, the Partnership Interests, Series A-2 Preferred Stock or any other transaction contemplated hereby or thereby, or in any reports or filings made by Delphi with the Securities Exchange Commission,
(ii) the contents of any certificate, report or other document delivered in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in the Purchase Agreement, the PSA, the Plan, the Rights or the Series A-2 Preferred Stock, (iv) the validity, enforceability, effectiveness or genuineness of the Purchase Agreement, the PSA, the Plan, the Rights, the Series A-2 Preferred Stock or any other transaction contemplated thereby or any other agreement, instrument or document thereunder or (v) the satisfaction of any condition set forth in the Purchase Agreement, the PSA, the Plan, the Rights, the Partnership Interests or the Series A-2 Preferred Stock, nor shall they have any responsibility to any Limited Partner in respect of any of the foregoing.

          (b) The General Partner and any of the Representatives shall be entitled to rely on, and shall not incur any liability for relying on, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper person. The General Partner and any of the Representatives also may rely on any statement made to it orally or by telephone and believed by it to be made by the proper person, and shall not incur any liability for relying thereon. The General Partner may perform any and all its obligations and exercise its rights and powers by or through any one or more sub-agents appointed by the General Partner, which sub-agents shall be Affiliates of the General Partner. The General Partner and any such sub-agent may perform any and all its duties and exercise its rights and powers through Representatives. The exculpatory provisions of this Section 7.3 shall apply to any such sub-agent and to the Representatives of the General Partner and any such sub-agent, and shall apply to their respective activities in connection with the transactions provided for herein, in the Purchase Agreement or the Plan as well as activities as the General Partner; provided, that the General Partner shall continue to be responsible for its obligations hereunder.

          (c) Each Limited Partner acknowledges that it has, independently and without reliance on the General Partner, any Representatives or any other Limited Partner and based on such documents and information as it has deemed appropriate, made its own investment, tax, legal and economic analysis of this Agreement, the Purchase Agreement, the PSA, the Plan, the Rights, Delphi and its subsidiaries, the Partnership Interests and the Series A-2 Preferred Stock and its own independent decision to enter into this Agreement and is not relying on any representation or warranty of, or information or analysis provided by or on behalf of, the General Partner or any Representatives concerning this Agreement, the Purchase Agreement, the PSA, Delphi and its subsidiaries, the Plan, the Rights, the Partnership Interests and the Series A-2 Preferred Stock. Each Limited Partner also acknowledges that it will, independently and without reliance on the General Partner, any Representatives or any other Limited Partner and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based on this Agreement, the Purchase Agreement, the PSA, the Plan, the Rights, the Partnership Interests, the Series A-2 Preferred Stock or any other transaction contemplated hereby or thereby.

          (d) Each Limited Partner, severally and not jointly, agrees to indemnify the General Partner and its Representatives (to the extent not previously reimbursed by Delphi and without limiting the obligation of Delphi to do so), (i) for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever (including the reasonable costs and expenses of counsel) that may at any time be imposed on, incurred by or asserted against the General Partner or a Representative as a result of any representation or warranty of such Limited Partner made herein being untrue or incorrect in any respect, and
(ii) for its pro rata share based on its Percentage Interest of any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever (including the reasonable costs and expenses of counsel) that may at any time be imposed on, incurred by or asserted against the General Partner or a Representative in any way relating to or arising out of this Agreement, the Partnership Interests, the Partnership's ownership of the Series A-2 Preferred Stock or any action taken or omitted by the General Partner or the Representatives under or in connection with any of the foregoing; provided, that no Limited Partner shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from the General Partner's or Representatives' gross negligence or willful misconduct. If such indemnification is for any reason not available or insufficient to hold the General Partner or such Representatives harmless, each Limited Partner, severally and not jointly, agrees to contribute to the liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements referred to in this Section 7.3 in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by such Limited Partner, on the one hand, and by the General Partner and the Representatives, on the other hand, under this Agreement or, if such allocation is determined by a court of competent jurisdiction to be unavailable, in such proportion as is appropriate to reflect other equitable considerations such as the relative fault of such Limited Partner, on the one hand and of the General Partner and the Representatives on the other hand.

          (e) Each Limited Partner acknowledges that the General Partner makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made by any person or entity other than the General Partner in or in connection with the Purchase Agreement or the execution, legality, validity, or enforceability (with respect to any person or entity other than the General Partner) of the Purchase Agreement and the General Partner makes no representation or warranty and assumes no responsibility with respect to the financial condition, creditworthiness, properties, affairs, status or nature of Delphi, or the performance or observance by Delphi of its obligations under the Purchase Agreement or any other instrument or document. The General Partner acknowledges that it shall have no recourse to any Limited Partner except for any Limited Partner's indemnities and other obligations, in each case as expressly stated in this Agreement.

          (f) The General Partner shall not be liable to the Partnership or the Limited Partners for mistakes of judgment or for any act or omission suffered or taken by it, or for losses due to any such mistakes, action or inaction, except to the extent of the willful misconduct or gross negligence of such General Partner. The General Partner and its Representatives shall be fully protected and are hereby indemnified, to the fullest extent permitted by applicable law, by the Partnership against any and all liabilities, losses, damages and expenses (including without limitation (1) legal fees and expenses and (2) any amounts paid in respect of judgments, fines or settlement of litigation) suffered or incurred in any actual or threatened claim, action or proceeding as a result or by reason of (i) in the case of the General Partner, (A) the fact that it is or was the General Partner or (B) any alleged action or inaction as General Partner and (ii) in the case of any Representative of the General Partner, any alleged action or inaction in such Person's capacity as representative of the General Partner; provided, that the foregoing indemnity shall not apply to the extent that any action or inaction by the General Partner or its Representative is determined by a final judgment to have constituted gross negligence or willful misconduct. The General Partner may consult with legal counsel or accountants selected by the General Partner and any action or omission suffered or taken in good faith in reliance and accordance with the opinion or advice of any such counsel or accountants shall be full protection and justification with respect to the action or omission so suffered or taken. The General Partner shall not be personally liable for the return of all or any part of a Limited Partner's Capital Contribution or payment of any amounts allocated to it or credited to its Capital Accounts, which return or payment shall be made solely from, and to the extent of, the Partnership's assets. SECTION 7.4. Relationship of General Partner, the Partnership and Others. (a) The General Partner shall use its commercially reasonable efforts to further the interests of the Partnership. However, the General Partner is and may be affiliated with other firms, corporations and other Persons.

          (b) The fact that the General Partner or a Limited Partner or any Affiliate of either may have dealings with the Partnership or is directly or indirectly interested in or connected with any firm, corporation or other Person with which the Partnership may have dealings shall not preclude such dealings or make them void or voidable. Neither the Partnership nor any of the Partners shall have any right in such Partner's or such Person's income or profits from such dealings with the Partnership.

          SECTION 7.5. Limited Partners. Except as expressly provided in this Agreement, the Limited Partners shall take no part in the conduct, management or operation of the Partnership or the Partnership's business and shall have no authority or power to act for or to bind the Partnership, including, but not limited to, with respect to the acquisition, holding, voting or disposition of the Partnership's property. No Limited Partner shall hold himself or itself out as a general partner or take any action on behalf of the Partnership or in any way commit the Partnership to any agreement or obligation, and the Limited Partners shall have no right, power or authority to do any of the foregoing. The following matters affecting the Partnership shall not be performed by the General Partner without the affirmative vote of all of the Limited Partners, obtained pursuant to Section 7.6:

          (i) any merger or consolidation of the Partnership with or into another entity after the close of business on the date hereof or any change in the Partnership's purpose as set forth in Section 1.3;

          (ii) subject to Section 9.2, the dissolution, liquidation and termination of the Partnership pursuant to Section 9.2(a); or

          (iii) the reconstitution of the Partnership prior to the termination thereof following a dissolution of the Partnership pursuant to Section 9.2(b).

No disposition of the Series A-2 Preferred Stock by the Partnership pursuant to a transaction with the General Partner or any of its Affiliates shall occur without the unanimous approval of all of the Limited Partners. Additionally, the General Partner shall give each of the Limited Partners reasonable notice prior to any sale or transfer, in one transaction or a series of related transactions, involving both Series A-2 Preferred Stock of the Partnership and other securities of Delphi owned by the General Partner or any of its Affiliates (other than indirectly through its Partnership Interests).

          SECTION 7.6. Partner Meetings.

          (a) Time. (i) The annual meeting of the Partners shall be held on a date selected by the General Partner which is within one hundred eighty (180) days after the end of each Fiscal Year, which annual meeting shall be held on the date and at the time and place specified in the notice of such meeting given pursuant to Section 7.6(b). At such annual meeting, the Partners shall meet to vote upon any matters set forth in Section 7.5, to discuss the operations and/or Financial Statements of the Partnership and to discuss any other matters relating to the Partnership that are of interest to the Limited Partners.

          (ii) The General Partner or its Representative shall preside over any meeting of the Partners at which it is present.

          (b) Notice. Notices of meetings of the Partners shall state the date and hour of the meeting and, other than in the case of the annual meeting, the purpose or purposes for which the meeting is called. Meetings shall be held at such place as shall be specified by the General Partner. The notice of a meeting of the Partners shall be given in writing not less than ten (10) days before the date of the meeting. The Partners may waive in writing the requirements for notice before, at or after a meeting of the Partners, and attendance at such a meeting without objection by a Partner shall be deemed a waiver of such notice requirements on behalf of the attending Partner.

          (c) Quorum. In order to approve any action set forth in Section 7.5 at a meeting of the Partners, the presence in person or by proxy of Limited Partners representing all of the Limited Partners shall be necessary to constitute a quorum for the transaction of such business.

          (d) Approval Requirements. At each meeting of the Partners, a Limited Partner shall be entitled to vote in proportion to the Percentage Interest held by such Limited Partner. Approval by the Limited Partners of any matter shall require the vote of all of the Limited Partners present in person or by proxy and voting at a duly held meeting of the Partners. All resolutions passed by the Limited Partners in a meeting shall be documented in minutes of the meeting prepared and executed by the General Partner, filed with the records of the Partnership and mailed by the General Partner after such meeting to all Limited Partners.

          (e) Written Consents. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if Limited Partners holding sufficient Partnership Interests to approve such action consent thereto in writing. Such consents shall be delivered to the General Partner, filed with the records of the Partnership and thereafter mailed by the General Partner to all Limited Partners.

          (f) Proxies. A Limited Partner may vote (or execute a written consent) by proxy; provided, that such proxy must be in writing and must identify the specific meeting or matter to which the proxy applies or state that it applies to all matters (subject to specified reservations, if any) coming before the Limited Partners for approval under any provision of this Agreement. Any such proxy shall be revocable in writing at any time.

                                  ARTICLE VIII.
                                    TRANSFERS
                                    ---------

          SECTION 8.1. Transfers.

          (a) A Limited Partner may not Transfer any of its Partnership Interests without the prior written consent of the General Partner; provided, that any such Transfer that is approved by the General Partner may only be made in compliance with applicable laws (including, to the extent applicable, securities laws).

          (b) Notwithstanding anything to the contrary contained in Section 8.1(a), a Limited Partner may at any time effect any of the following Transfers of a Partnership Interest (each a "Permitted Transfer," and each transferee of such Limited Partner in respect of such Transfer, a "Permitted Transferee"):


          (i) any Transfer of such Limited Partner's Partnership Interest to any Affiliate of such Limited Partner; provided, that any such Affiliate shall Transfer such Partnership Interest to the Limited Partner from whom the Partnership Interest was originally received or acquired within five (5) calendar days after ceasing to be an Affiliate of such Limited Partner; or

          (ii) any Transfer to another Partner.

          In any Transfer referred to above in this Section 8.1(b), the Permitted Transferee shall agree in writing to be bound by the provisions of this Agreement and shall execute and deliver to the Partnership and each other Partner a counterpart to this Agreement. Each Permitted Transferee shall hold such Partnership Interest subject to the provisions of this Agreement as a "Partner" hereunder as if such Permitted Transferee were an original signatory hereto and shall be deemed to be a party to this Agreement.

          (c) Any Person to whom a Transfer is made pursuant to Section 8.1 shall be admitted to the Partnership as a substituted Limited Partner (a "Substituted Limited Partner") upon the delivery of such documentation as the General Partner shall reasonably require, including a counterpart of this Agreement executed by or on behalf of such Substitute Limited Partner. Upon the admission of the Substituted Limited Partner, this Agreement shall be amended by the General Partner to reflect the admission of such Substituted Limited Partner in accordance with the terms of this section.

          SECTION 8.2. Withdrawal. No Partner shall voluntarily withdraw from the Partnership; provided, that each Partner agrees to withdraw from the Partnership upon the valid termination of such Partner's obligations under the Purchase Agreement, and the Partners hereby acknowledge and agree that such withdrawal shall not be considered a "voluntary" withdrawal pursuant to this
Section 8.2.

                                   ARTICLE IX.
           DISSOLUTION, LIQUIDATION AND TERMINATION OF THE PARTNERSHIP
           -----------------------------------------------------------

          SECTION 9.1. Limitations. The Partnership may be dissolved, liquidated and terminated pursuant to and only pursuant to the provisions of this Article IX, and the parties hereto do hereby irrevocably waive any and all other rights they may have to cause a dissolution of the Partnership or a sale or partition of any or all of the Partnership's assets.

          SECTION 9.2. Exclusive Causes. The Partnership shall be dissolved and liquidated pursuant to Section 9.3, upon the earliest to occur of (it being understood that the following events are the only events that can cause the dissolution and liquidation of the Partnership):

          (a) The agreement by the General Partner and each of the Limited Partners to so dissolve, liquidate and terminate the Partnership;

          (b) The General Partner withdraws, retires, becomes insolvent or bankrupt or enters into an assignment for the benefit of its creditors or is liquidated, wound-up or otherwise loses its legal existence, unless the business of the Partnership is continued by consent of all of the Limited Partners within ninety (90) days following the occurrence of any such event;

          (c) The sale of all of the Partnership's assets;

          (d) The Partnership no longer owns any Series A-2 Preferred Stock; or

          (e) The termination of the Purchase Agreement with respect to each Partner other than the General Partner and any Limited Partner that is an Affiliate of the General Partner.

          SECTION 9.3. Liquidation. In all cases of dissolution of the Partnership, the business of the Partnership shall be continued to the extent necessary to allow an orderly winding up of its affairs, including the liquidation of the assets of the Partnership pursuant to the provisions of this
Section 9.3, as promptly as practicable thereafter, and each of the following shall be accomplished:

          (a) The General Partner shall cause to be prepared a statement setting forth the assets and liabilities of the Partnership as of the date of dissolution, a copy of which statement shall be furnished to all of the Limited Partners.

          (b) The property of the Partnership shall be liquidated or distributed in kind by the General Partner as promptly as possible, but in an orderly, businesslike and commercially reasonable manner. The General Partner may, in the exercise of its business judgment and if commercially reasonable, determine, subject to Section 7.5, (i) to sell all or any portion of the property of the Partnership to a Partner; provided, that the purchase price is not less than the fair market value of such property as determined in the sole reasonable discretion of the General Partner or its designee, or to any other Person or
(ii) not to sell all or any portion of the property of the Partnership, in which event such property and assets shall be distributed in kind pursuant to Section 9.3(d).

          (c) Any gain or loss realized by the Partnership upon the sale of its property shall be deemed recognized and allocated to the Partners in the manner set forth in Article IV. To the extent that an asset is to be distributed in kind, such asset shall be deemed to have been sold at its fair market value on the date of distribution, the gain or loss deemed realized upon such deemed sale shall be allocated in accordance with Article IV and the amount of the distribution shall be considered to be the value of the asset.

          (d) The proceeds from a sale of the assets of the Partnership and all other assets of the Partnership distributed in kind shall be applied and distributed as follows and in the following order of priority:

          (i) to the payment of the debts and liabilities of the Partnership and the expenses of liquidation or distribution;

          (ii) to the setting up of any reserves which the General Partner shall determine to be reasonably necessary for contingent, unliquidated or unforeseen liabilities or obligations of the Partnership or the Partners arising out of or in connection with the Partnership; and

          (iii) the balance, if any, to the Partners according to their respective Percentage Interests.

          SECTION 9.4. Liability of Partners in Liquidation. Except to the extent otherwise provided by law with respect to third party creditors of the Partnership or otherwise by this Agreement, upon liquidation, none of the Partners shall be liable to the Partnership for any deficit in any Partner's Capital Account, nor shall such deficit be deemed an asset of the Partnership. Upon any dissolution or liquidation of the Partnership, the Partners shall provide such releases of liability as may be reasonably requested by the General Partner and shall make such arrangements as may be reasonably requested by the General Partner to ensure that the General Partner continues to enjoy the benefits of the provisions contained in Section 7.3.

                                   ARTICLE X.
                                  MISCELLANEOUS
                                  -------------

          SECTION 10.1. Notices. Any and all notices, demands, consents, approvals, requests or other communications which any Partner may desire or be required to give hereunder (collectively, "Notices") shall be in writing and shall be deemed to have been given when delivered personally, or by first class mail, as follows:

          (i) if to a Partner, to the Partner's address last provided to the General Partner; and

          (ii) if to the Partnership, to the General Partner at its address set forth on Exhibit A;

or to such other address as any party shall specify by notice in writing to each of the other parties. Except for a notice of change of address, which shall be effective only upon receipt thereof, all such Notices shall be deemed to have been received on the date of delivery unless if mailed, in which case on the fifth day after the mailing thereof.

          SECTION 10.2. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof.

          SECTION 10.3. Section Headings. The section headings used in this Agreement are intended solely for convenience of reference and shall not in any manner amplify, limit, modify or otherwise be used in the interpretation of any of the provisions hereof.

          SECTION 10.4. Counterparts. This Agreement may be executed in several counterparts and all such executed counterparts shall constitute a single agreement, binding on all of the parties hereto, their successors and their assigns, notwithstanding that all of the parties hereto are not signatories to the original or to the same counterpart. Each counterpart signature page so executed may be attached to a master counterpart of this Agreement to be kept by the General Partner at the principal office of the Partnership and such master counterpart as well as any and all other counterparts executed by any of the parties hereto shall constitute a single agreement.

          SECTION 10.5. Severability. In case any one or more of the provisions contained in this Agreement shall be invalid or unenforceable in any jurisdiction, the validity and enforceability of all remaining provisions contained herein shall not in any way be affected or impaired thereby; and the invalid or unenforceable provisions shall be interpreted and applied so as to produce as near as may be the economic result intended by the Partners.

          SECTION 10.6. Governing Law. This Agreement, including its existence, validity, construction and operating effect, and the rights of each of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflict of laws.

          SECTION 10.7. Incorporation by Reference. Every exhibit attached to this Agreement and referred to herein is incorporated in this Agreement by reference unless this Agreement otherwise expressly provides.

          SECTION 10.8. Variation of Pronouns. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the person or persons may require.

          SECTION 10.9. Further Action. Each Partner agrees to perform all further acts and execute, acknowledge, and deliver any documents which may be reasonably necessary, appropriate or desirable to carry out the provisions of this Agreement.

          SECTION 10.10. Consents. Any consent or approval to any act or matter required under this Agreement must be in writing and shall apply only with respect to the particular act or matter to which such consent or approval is given, and shall not relieve any Partner from the obligation, to obtain the consent or approval, as applicable, wherever required under this Agreement to any other act or matter.

          SECTION 10.11. Amendment, Waiver or Modification. No amendment, waiver or modification to this Agreement shall be effective without the prior written approval of the General Partner and all of the Limited Partners; provided, however, that no such amendment or modification of this Agreement shall require any additional capital contributions to be made by any Limited Partner that does not vote in favor of such amendment.

          SECTION 10.12. Waiver. Each Partner waives its right to initiate judicial or administrative action to seek dissolution or to seek partition or to seek the appointment of a receiver to liquidate the Partnership.

          SECTION 10.13. Successors and Assigns. Each Partner agrees that this Agreement shall be binding upon its, his or her heirs, distributees, successors and assigns.

          IN WITNESS WHEREOF, the Partners have entered into this Agreement as of the day and year first above written.



                                         A-D GP MANAGEMENT, LLC, as General
                                         Partner

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:



                                         APPALOOSA INVESTMENT L.P. I, as
                                         Limited Partner

                                         By:  APPALOOSA MANAGEMENT L.P., its
                                         Investment Advisor

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:



                                         PALOMINO FUND LTD., as Limited Partner

                                         By:  APPALOOSA MANAGEMENT L.P., its
                                         Investment Advisor

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:



                                         MERRILL LYNCH, PIERCE, FENNER &
                                         SMITH, INCORPORATED, as Limited Partner

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:



                                         HARBINGER DEL-AUTO INVESTMENT
                                         COMPANY, LTD., as Limited Partner

                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                                                                                                           EXHIBIT A


                                             LIST OF MEMBERS AND CAPITAL CONTRIBUTIONS
                                             -----------------------------------------


         Partner Name and                                                         Original Capital    Eventual Capital   Percentage
       Address for Notices            Partner     Partner Payment Instructions      Contribution        Contribution       Interest
       -------------------            -------     ----------------------------      ------------        ------------       --------

A-D GP Management, LLC                General     A-D GP Management, LLC                $10              $3,000,000           1%
c/o Appaloosa Management L.P.         Partner     c/o Appaloosa Management L.P.
26 Main Street,                                   JP Morgan Chase
Chatham, New Jersey 07928                         ABA: 021-000-021
                                                  Acct: Goldman Sachs & Co.
                                                  Acct. No.: 930-1-011483
                                                  FFC: AMLP
                                                  Acct. No.: 001-885201

Appaloosa Investment L.P. I           Limited     Appaloosa Investment L.P. I           $10              $96,692,670        32.23%
c/o Appaloosa Management L.P.         Partner     JP Morgan Chase
26 Main Street,                                   ABA: 021-000-021
Chatham, New Jersey 07928                         Acct: Goldman Sachs & Co.
                                                  Acct. No.: 930-1-011483
                                                  FFC: Appaloosa Investment
                                                  Acct. No.: 002-021152

Palomino Fund Ltd.                    Limited     Palomino Fund Ltd.                    $10             $106,017,330        35.34%
c/o Appaloosa Management L.P.         Partner     JP Morgan Chase
26 Main Street,                                   ABA: 021-000-021
Chatham, New Jersey 07928                         Acct: Goldman Sachs & Co.
                                                  Acct. No.: 930-1-011483
                                                  FFC: Palomino Fund
                                                  Acct. No.: 002-026276

Harbinger Del-Auto Investment         Limited     Harbinger Del-Auto                    $10              $51,420,000        17.14%
Company, Ltd.                         Partner     Investment Company, Ltd.
c/o Harbinger Capital Partners                    To be provided by notice to
Offshore Manager, LLC                             the Partnership
555 Madison Avenue, 16th Floor
New York, NY 10022
Attn: Philip A. Falcone


with a copy to:

Harbert Management Corp.
One Riverchase Parkway South
Birmingham, Alabama 35244
Fax 205-987-5505
Attn: General Counsel

Merrill Lynch, Pierce, Fenner &       Limited     Merrill Lynch, Pierce,                $10              $42,870,000        14.29%
Smith Incorporated                    Partner     Fenner & Smith Incorporated
4 World Financial Center                          The Chase Manhattan Bank,
New York, New York  10080                         New York
                                                  ABA: 021-000-021
                                                  A/C Name: MLPF&S,
                                                  Concentration Account
                                                  A/C Number: 930-4-019012
                                                  Sub-A/C Number: 035-00460
                                                  Ref: Delphi Series A-2
                                                  Preferred Stock


                                                                       EXHIBIT B
                                                                          Page 1

                               DEFINITION OF TERMS
                               -------------------


          "Act" shall mean the Delaware Revised Uniform Limited Partnership Act, as amended from time to time.

          "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 under the Securities Exchange Act of 1934 in effect on the date hereof.

          "Agreement" shall mean this Limited Partnership Agreement of Del A-2 L.P., as amended from time to time.

          "Capital Account" shall have the meaning set forth in Section 3.5.

          "Capital Call Date" shall have the meaning set forth in Section 3.2.

          "Capital Contribution" shall mean, with respect to any Partner, the cash or other property contributed by such Partner to the capital of the Partnership as provided in Section 3.1.

          "Certificate of Limited Partnership" shall mean the Certificate of Limited Partnership of the Partnership filed in the Office of the Secretary of State of the State of Delaware on December 16, 2006 as amended from time to time.

          "Code" shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time, including the corresponding provisions of any successor law.

          "Delphi" shall have the meaning set forth in the recitals.

          "Dollar" shall have the meaning set forth in Section 3.2(a).

          "ERISA" shall have the meaning set forth in Section 2.3(g).

          "Financial Statements" shall have the meaning set forth in Section 6.4(a).

          "Fiscal Year" shall have the meaning set forth in Section 1.6.

          "GAAP" shall mean generally accepted accounting principles as in effect in the United States, consistently applied.

          "General Partner" shall have the meaning set forth in Section 1.2.

          "Harbinger" shall have the meaning set forth in the recitals.

          "Investment Company Act" shall mean the U.S. Investment Company Act of 1940, as amended.

          "Limited Partner" shall mean each Person executing this Agreement as a Limited Partner (or any successor or permitted assignee of such Limited Partner).

                                                                       EXHIBIT B
                                                                          Page 2

          "Notices" shall have the meaning set forth in Section 10.1.

          "Partner" shall mean each Person executing this Agreement as a General Partner or a Limited Partner (or any successor or permitted assignee of such Partner).

          "Partnership" shall have the meaning set forth in the first paragraph of this Agreement.

          "Partnership Interest" shall have the meaning set forth in Section
2.1.

          "Percentage Interest" shall have the meaning set forth in Section 2.1.

          "Permitted Transfer" shall have the meaning set forth in Section
8.1(b).

          "Permitted Transferee" shall have the meaning set forth in Section 8.1(b).

          "Person" shall mean and include an individual, a company, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization and a government or other department or agency thereof.

          "Pro Rata Share" shall mean, for each Partner, the percentage equal to the Partner's Percentage Interest.

          "PTE" shall have the meaning set forth in Section 2.3(g).

          "Purchase Agreement" shall have the meaning set forth in the recitals.

          "Reimbursable Expenses" shall have the meaning set forth in Section 3.2(c).

          "Representatives" shall have the meaning set forth in Section 7.3(a).

          "Series A-2 Preferred Stock" shall have the meaning set forth in the recitals.

          "Substituted Limited Partner" shall have the meaning set forth in
Section 8.1(c).

          "Tax Matters Partner" shall have the meaning set forth in Section 6.3.

          "Transfer" shall mean, as a noun, any transfer, sale, assignment, exchange, charge, pledge, gift, hypothecation, conveyance, encumbrance or other disposition (including a participation interest) whether direct or indirect, voluntary or involuntary, by operation of law or otherwise and, as a verb, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, to transfer, sell, assign, exchange, charge, pledge, give, hypothecate, convey, encumber or otherwise dispose of (including through a participation interest).

          "Treasury Regulations" or "Regulations" shall mean the applicable provisions of the federal income tax regulations promulgated under the Code, as amended from time to time, including the corresponding provisions of any succeeding regulations.


SK 03773 0003 733722